EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITOR

I consent to the use in this Registration Statement on Form 10-SB of my audit report dated January 14, 2003 to the audited financial statements of Blue Hawk Ventures, Inc. for the period ended October 31, 2002 and the reference to my firm in this Registration Statement.

“G. Ross McDonald” (signed)

G. ROSS MCDONALD
Chartered Accountant

Suite 1402
543 Granville Street
Vancouver, B.C.
Canada V6C 1X8
January 21, 2003